Exhibit 99.1
EverCommerce Announces Fourth Quarter and Full Year 2021 Financial Results

Denver, CO (March 14, 2022) EverCommerce Inc. (NASDAQ: EVCM), a leading service commerce platform, today announced financial results for the quarter and year ended December 31, 2021.

Fourth Quarter 2021 Financial Highlights

•Revenue of $135.6 million, compared to previously issued guidance of $129.5 million to $131 million, an increase of 47% compared to $92.0 million for the quarter ended December 31, 2020.
•YoY Pro forma revenue growth rate of 24% and 21% for the quarter- and year ended December 31, 2021, respectively.
•Net loss was $82.0 million, or ($0.82) per basic and diluted share, for the year ended 2021. This compares to a net loss of $60.0 million, or ($3.06) per basic and diluted share, for the year ended 2020. Net loss was $4.7 million, or ($0.02) per basic and diluted share, for the quarter ended December 31, 2021. This compares to a net loss of $20.9 million, or ($1.14) per basic and diluted share, for the quarter ended December 31, 2020.
•Adjusted EBITDA was $29.3 million, a margin of 21.6%, for the quarter ended December 31, 2021, compared to $22.0 million, a margin of 23.9%, for the quarter ended December 31, 2020.

“EverCommerce’s fourth quarter results were highlighted by continued strong revenue growth, solid profitability and cash flow generation, including 47% reported year over year revenue growth and adjusted EBITDA margins of 22%,” said Eric Remer, EverCommerce’s Founder and CEO. “EverCommerce is simplifying and empowering the lives of business owners whose services support us every day, and our outlook for continued high growth and sustainable profitability is rooted in the massive opportunity ahead.”

A reconciliation of GAAP to Non-GAAP measures has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Business Outlook
Based on information as of today, March 14, 2022, the Company is issuing the following financial guidance for the first quarter and full year 2022.

First Quarter 2022:
•Revenue is expected to be in the range of $140 million to $141 million.
•Adjusted EBITDA is expected to be in the range of $21.5 million to $22.0 million.

Full Year 2022:
•Revenue is expected to be in the range of $619 million to $625 million.
•Adjusted EBITDA is expected to be in the range of $122 million to $124 million.

A reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure, is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to certain charges excluded from this non-GAAP measure; in particular, the measures and efforts of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. It is important to note that these charges could be material to EverCommerce's results computed in accordance with GAAP.

Conference Call Information
EverCommerce’s management team will hold a conference call to discuss our fourth quarter and year end 2021 results and outlook today, March 14, 2022, at 5:00 p.m. ET. To access this call, dial (877) 313-2140 (domestic) or (470) 495-9545 (international) (ID number: 1823928). A live webcast of this conference call and an accompanying presentation will be available on the “Investor Relations” page of the Company’s website. An archived replay of the webcast will be available following the conclusion of the call.

Investor Contact
Brad Korch
SVP and Head of Investor Relations, EverCommerce
720-796-7664
bkorch@evercommerce.com

Media Contact
Meagan Dorsch
VP of Communications, EverCommerce
303-915-0823
mdorsch@evercommerce.com

About EverCommerce
EverCommerce is a leading service commerce platform, providing vertically-tailored, integrated software-as-a-service ("SaaS") solutions that help more than 600,000 service-based businesses accelerate growth, streamline operations and increase retention. Its modern digital and mobile applications create predictable, informed and convenient experiences between service professionals and their end consumers. Specializing in Home Services, Health Services and Fitness & Wellness Services industries, EverCommerce solutions include end-to-end business management software, integrated payment acceptance, marketing technology and customer engagement applications. Learn more at EverCommerce.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our future operations and financial results, the underlying trends in our business, our market opportunity, our potential for growth and our acquisition strategy. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, our limited operating history and evolving business; our recent growth rates may not be sustainable or indicative of future growth; we may not achieve profitability in the future; we may continue to experience significant quarterly and annual fluctuations in our operating results due to a number of factors, which makes our future operating results difficult to predict; we may reduce our rate of acquisitions and may be unsuccessful in achieving continued growth through acquisitions; revenues and profits generated through acquisitions may be less than anticipated, and we may fail to uncover all liabilities of acquisition targets; we may need to incur additional indebtedness or seek capital through new equity or debt financings, which may not be available to us on acceptable terms or at all; we may not be able to continue to expand our share of our existing vertical markets or expand into new vertical markets; we face intense competition in each of the industries in which we operate; the industries in which we operate are rapidly evolving and the market for technology-enabled services that empower SMBs is relatively immature and unproven; we are dependent on payment card networks and payment processors and if we fail to comply with the applicable requirements of our payment network or payment processors, they can seek to fine us, suspend us or terminate our registrations through our bank sponsors; the inability to keep pace with rapid developments and changes in the electronic payments market or are unable to introduce, develop and market new and enhanced versions of our software solutions; real or perceived errors, failures or bugs in our solutions; unauthorized disclosure, destruction or modification of data, disruption of our software or services or cyber breaches; our estimated total addressable market is subject to inherent challenges and uncertainties; actual or perceived inaccuracies in our operational metrics may harm our reputation; failure to effectively develop and expand our sales and marketing capabilities; failure to maintain and enhance our reputation and brand recognition; inability to retain current customers or to sell additional functionality and services to them may adversely affect our revenue growth; our systems and our third-party providers’ systems may fail or our third-party providers may discontinue providing their services or technology or to us specifically; faster growth of lower margin solutions and services than higher margin solutions and services; risks related to the COVID-19 pandemic; economic and political risks, including the business cycles of our clients and changes in the overall level of consumer and commercial spending; our ability to retain and hire skilled personnel; risks related to our indebtedness; risks related to the increasing focus on environmental sustainability and social initiatives; our ability to adequately protect or enforce our intellectual property and other proprietary rights; risk of patent, trademark and other intellectual property infringement claims; risks related to governmental regulation; risks related to our sponsor stockholders agreement and qualifying as a “controlled company” under the rules of The Nasdaq Stock Market; as well as the other factors described in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, as will be updated by our Annual Report on Form 10-K for the year ended December 31, 2021, and our other filings with the SEC. These factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Key Business and Financial Metrics

Pro Forma Revenue Growth Rate is a key performance measure that our management uses to assess our consolidated operating performance over time. Management also uses this metric for planning and forecasting purposes.

Our year-over-year Pro Forma Revenue Growth Rate is calculated as though all acquisitions closed as of the end of the latest period were closed as of the first day of the prior year period presented. In calculating Pro Forma Revenue Growth Rate, we add the revenue from acquisitions for the reporting periods prior to the date of acquisition (including estimated purchase accounting adjustments) to our results of operations, and then calculate our revenue growth rate between the reported periods. As a result, Pro Forma Revenue Growth Rate includes pro forma revenue from businesses acquired during the period, including revenue generated during periods when we did not yet own the acquired businesses. In including such pre acquisition revenue, Pro Forma Revenue Growth Rate allows us to measure the underlying revenue growth of our business as it stands as of the end of the respective period, which we believe provides insight into our then-current operations. Pro Forma Revenue Growth Rate does not represent organic revenue generated by our business as it stood at the beginning of the respective period. Pro Forma Revenue Growth Rates are not necessarily indicative of either future results of operations or actual results that might have been achieved had the acquisitions been consummated on the first day of the prior year period presented. We believe that this metric is useful to investors in analyzing our financial and operational performance period over period and evaluating the growth of our business, normalizing for the impact of acquisitions. This metric is particularly useful to management due to the number of acquired entities.

Non-GAAP Financial Measures
EverCommerce has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). EverCommerce uses these non-GAAP financial measures internally in analyzing its financial results and believes that use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing EverCommerce’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with EverCommerce’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of EverCommerce’s historical non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.
Adjusted Gross Profit. Adjusted Gross Profit is a key performance measure that our management uses to assess our operational performance, as it represents the results of revenues and direct costs, which are key components of our operations. We believe that this non-GAAP financial measure is useful to investors and other interested parties in analyzing our financial performance because it reflects the gross profitability of our operations, and excludes the indirect costs associated with our sales and marketing, product development, general and administrative activities, and depreciation and amortization, and the impact of our financing methods and income taxes.
We calculate Adjusted Gross Profit as gross profit adjusted to exclude depreciation and amortization allocated to cost of revenues. Gross profit is calculated as total revenues less cost of revenues (exclusive of depreciation and amortization), amortization of developed technology, amortization of capitalized software and depreciation expense (allocated to cost of revenues). Adjusted Gross Profit should be viewed as a measure of operating performance that is a supplement to, and not a substitute for, operating income or loss, net earnings or loss and other U.S. GAAP measures of income (loss) or profitability.
Adjusted EBITDA. Adjusted EBITDA is a key performance measure that our management uses to assess our financial performance and is also used for internal planning and forecasting purposes. We believe that this non-GAAP financial measure is useful to investors and other interested parties in analyzing our financial performance because it provides a comparable overview of our operations across historical periods. In addition, we believe that providing Adjusted EBITDA, together with a reconciliation of net income (loss) to Adjusted EBITDA, helps investors make comparisons between our company and other companies that may have different capital structures, different tax rates, and/or different forms of employee compensation.
Adjusted EBITDA is used by our management team as an additional measure of our performance for purposes of business decision-making, including managing expenditures, and evaluating potential acquisitions. Period-to-period comparisons of Adjusted EBITDA help our management identify additional trends in our financial results that may not be shown solely by period-to-period comparisons of net income or income from continuing operations. In addition, we may use Adjusted EBITDA in the incentive compensation programs applicable to some of our employees. Our Management recognizes that Adjusted EBITDA has inherent limitations because of the excluded items, and may not be directly comparable to similarly titled metrics used by other companies.
We calculate Adjusted EBITDA as net income (loss) adjusted to exclude interest and other expense, net, income tax benefit, loss on debt extinguishment, depreciation and amortization, other amortization, acquisition related costs, stock-based compensation, and other non-recurring costs. Other amortization includes amortization for capitalized contract acquisition costs. Acquisition related costs are specific deal-related costs such as legal fees, financial and tax due diligence, consulting and escrow fees. Other non-recurring costs are expenses such as system implementation costs and severance related to planned restructuring activities. Acquisition related costs and other non-recurring costs are excluded as they are not representative of our underlying operating performance. Adjusted EBITDA should be viewed as a measure of operating performance that is a supplement to, and not a substitute for, operating income or loss, net earnings or loss and other U.S. GAAP measures of income (loss). The following table presents a reconciliation of net loss, the most directly comparable financial measure calculated in accordance with U.S. GAAP, to Adjusted EBITDA on a consolidated basis.

Consolidated Balance Sheets
(in thousands, except per share and share amounts)

	December 31,
	2021	2020

Assets
Current assets:
Cash and cash equivalents	$93,993	$96,035
Restricted cash	3,566	2,303
Accounts receivable, net of allowance for doubtful accounts of $1.9 million and $1.0 million at December 31, 2021 and 2020, respectively	40,514	24,966
Contract assets	11,039	9,838
Prepaid expenses and other current assets	22,505	10,686
Total current assets	171,617	143,828
Non-current assets:
Property and equipment, net	13,509	14,705
Capitalized software, net	24,000	16,069
Other non-current assets	24,296	14,102
Intangible assets, net	508,535	470,729
Goodwill	921,416	668,151
Total non-current assets	1,491,756	1,183,756
Total assets	$1,663,373	$1,327,584

Consolidated Balance Sheets - Cont'd
(in thousands, except per share and share amounts)

	December 31,
	2021	2020

Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$10,325	$11,131
Accrued expenses and other	49,340	46,408
Deferred revenue	22,992	13,621
Customer deposits	9,828	8,247
Current maturities of long-term debt	10,943	7,294
Total current liabilities	103,428	86,701
Non-current liabilities:
Deferred tax liability, net	17,862	10,766
Long-term deferred revenue	2,803	2,297
Long-term debt, net of current maturities and deferred financing costs	535,184	691,038
Other non-current liabilities	18,448	17,626
Total non-current liabilities	574,297	721,727
Total liabilities	677,725	808,428

Commitments and contingencies

Convertible Preferred Stock:
Series B convertible preferred stock, $0.00001 par value, no shares authorized, issued or outstanding as of December 31, 2021; 75,000,000 shares authorized and 72,225,754 shares issued and outstanding (liquidation preference of $745.0 million) as of December 31, 2020	—	745,046
Series A convertible preferred stock, $0.00001 par value, no shares authorized, issued or outstanding as of December 31, 2021; 50,000,000 shares authorized and 44,957,786 shares issued and outstanding (liquidation preference of $163.3 million) as of December 31, 2020	—	163,264
Total convertible preferred stock	—	908,310
Stockholders’ equity (deficit):
Preferred stock, $0.00001 par value, 50,000,000 shares authorized and no shares issued or outstanding as of December 31, 2021	—	—
Common stock, $0.00001 par value, 2,000,000,000 and 185,000,000 shares authorized and 195,384,291 and 43,073,327 shares issued and outstanding at December 31, 2021 and 2020, respectively	2	—
Accumulated other comprehensive income (loss)	(1,767)	1,546
Additional paid-in capital	1,500,643	40,564
Accumulated deficit	(513,230)	(431,264)
Total stockholders’ equity (deficit)	985,648	(389,154)
Total liabilities, convertible preferred stock and stockholders' equity (deficit)	$1,663,373	$1,327,584

Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except per share and share amounts)

	Quarter ended December 31,		Year ended December 31,
	2021	2020	2021	2020

Revenues:
Subscription and transaction fees	$99,712	$64,518	$351,831	$232,931
Marketing technology solutions	29,301	23,593	118,275	86,331
Other	6,636	3,893	20,033	18,263
Total revenues	135,649	92,004	490,139	337,525
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization presented separately below)	42,742	28,648	162,230	115,020
Sales and marketing	26,142	13,941	93,789	50,246
Product development	14,423	8,104	49,506	30,386
General and administrative	30,573	30,680	110,369	87,068
Depreciation and amortization	27,520	21,544	101,437	76,844
Total operating expenses	141,400	102,917	517,331	359,564
Operating loss	(5,751)	(10,913)	(27,192)	(22,039)
Interest and other expense, net	(4,849)	(10,892)	(36,111)	(41,545)
Loss on debt extinguishment	—	—	(28,714)	—
Net loss before income tax benefit	(10,600)	(21,805)	(92,017)	(63,584)
Income tax benefit	5,869	882	10,051	3,630
Net loss	(4,731)	(20,923)	(81,966)	(59,954)
Other comprehensive income:
Foreign currency translation gains (losses), net	(795)	1,732	(3,313)	1,204
Comprehensive loss	$(5,526)	$(19,191)	$(85,279)	$(58,750)

Net loss attributable to common stockholders:
Net loss	$(4,731)	$(20,923)	$(81,966)	$(59,954)
Adjustments to net loss	—	(27,915)	(15,105)	(67,811)
Net loss attributable to common stockholders	$(4,731)	$(48,838)	$(97,071)	$(127,765)

Basic and diluted net loss per share attributable to common stockholders	$(0.02)	$(1.14)	$(0.82)	$(3.06)

Basic and Diluted weighted-average shares of common stock outstanding used in computing net loss per share	195,362,351	42,773,112	117,795,280	41,696,800

Consolidated Statements of Cash Flows
(in thousands)

	Year ended December 31,
	2021	2020

Cash flows provided by operating activities:
Net loss	$(81,966)	$(59,954)
Adjustments to reconcile net loss to net cash provided by operating activities:
Loss on debt extinguishment	28,714	—
Depreciation and amortization	101,437	76,844
Impairment of capitalized software	700	—
Amortization of discount on long-term debt	3,412	3,899
Amortization of deferred financing costs on long-term debt	523	195
Amortization of costs and fees on credit facility commitments	496	1,917
Deferred taxes	(12,026)	(4,314)
Bad debt expense	2,044	1,715
Paid-in-kind interest on long-term debt	412	382
Stock-based compensation	22,095	10,721
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(13,342)	(516)
Prepaid expenses and other current assets	(8,009)	4,952
Other non-current assets	(10,514)	(4,168)
Accounts payable	(3,961)	2,886
Accrued expenses and other	(4,077)	13,239
Deferred revenue	9,153	736
Customer deposits and other long-term liabilities	2,391	9,005
Net cash provided by operating activities	37,482	57,539

Cash flows used in investing activities:
Purchases of property and equipment	(3,103)	(4,525)
Capitalization of software costs	(11,692)	(8,552)
Payment of contingent consideration	—	(2,000)
Acquisition of companies, net of cash acquired	(364,873)	(403,231)
Net cash used in investing activities	(379,668)	(418,308)

Cash flows provided by financing activities:
Payments on long-term debt, net of discount	(1,028,457)	(55,891)
Proceeds from long-term debt	850,966	314,668
Deferred financing costs	(8,135)	(7,303)
Exercise of stock options	1,319	206
Proceeds from preferred stock issuance	109,782	150,170
Proceeds from common stock issuance	415,708	—
Net cash provided by financing activities	341,183	401,850
Effect of foreign currency exchange rate changes on cash	224	(87)
Net increase (decrease) in cash and cash equivalents and restricted cash	(779)	40,994

Cash and cash equivalents and restricted cash:
Beginning of period	98,338	57,344
End of period	$97,559	$98,338

	Year ended December 31,
	2021	2020
	(in thousands)

Supplemental disclosures of cash flow information:
Cash paid for interest	$30,847	$35,219
Cash paid for income taxes	$1,495	$736

Supplemental disclosures of noncash investing and financing activities:
Rollover equity in consideration of net assets acquired	$726	$1,319
Fair value of earnout in consideration of net assets acquired	$—	$3,471
Accretion of Series B Preferred Stock to redemption value	$15,105	$67,811

	Quarter ended December 31,		Year ended December 31,
	2021	2020	2021	2020
	(in thousands)

Reconciliation from Gross Profit to Adjusted Gross Profit:
Gross profit	$87,808	$59,050	$308,301	$207,691
Depreciation and amortization	5,099	4,306	19,608	14,814
Adjusted Gross Profit	$92,907	$63,356	$327,909	$222,505

	Quarter ended December 31,		Year ended December 31,
	2021	2020	2021	2020
	(in thousands)

Reconciliation from Net loss to Adjusted EBITDA:
Net loss	$(4,731)	$(20,923)	$(81,966)	$(59,954)
Adjusted to exclude the following:
Interest and other expense, net	4,849	10,892	36,111	41,545
Income tax benefit	(5,869)	(882)	(10,051)	(3,630)
Loss on debt extinguishment	—	—	28,714	—
Depreciation and amortization	27,520	21,544	101,437	76,844
Other amortization	858	530	2,814	1,801
Acquisition related costs	466	5,036	3,452	9,558
Stock-based compensation	5,246	5,424	22,095	10,721
Other non-recurring costs	938	404	4,592	1,905
Adjusted EBITDA	$29,277	$22,025	$107,198	$78,790